  Nicor Inc.
Form 8-K
Exhibit 10.04

AMENDMENT TO
RESTRICTED STOCK UNIT AGREEMENT
NICOR INC. 2006 LONG-TERM INCENTIVE PLAN

THIS AMENDMENT is entered into effective as of the ___ day of ______, 2010 by and between _____________ (the “Employee”), and Nicor Inc., an Illinois corporation (the “Company”).

WITNESSETH THAT:

WHEREAS, the Company and the Employee entered into a Restricted Stock Unit Agreement dated as of _____________, as the same may previously have been amended from time to time, (the “Restricted Stock Unit Agreement”) evidencing an award of Restricted Stock Units by the Company to the Employee pursuant to Section 4.4 of the Nicor Inc. 2006 Long-Term Incentive Plan (the “Plan”); and

WHEREAS, the Company and the Employee are entering into this Amendment in order to amend the provision of the Restricted Stock Unit Agreement concerning withholding obligations.

NOW, THEREFORE, IT IS AGREED, by and between the Company and the Employee as follows:

I.           Paragraph 8 of the Restricted Stock Unit Agreement is hereby deleted in its entirety and the following new Paragraph 8 is substituted in lieu thereof:

“8.        Withholding.  The Company may require that the Employee pay to the Company, or the Company may otherwise withhold, at the time of delivery of the shares of Stock pursuant to the Restricted Stock Units, any such amount as is required by law or regulation to be withheld for federal, state or local income tax or any other taxes incurred by reason of such payment. At the election of the Employee, unless otherwise prohibited by the Committee, such withholding obligations may be satisfied pursuant to any of the methods authorized by Section 6.7 of the Plan. ”

II.          Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Amendment.

III.         Except as otherwise expressly amended by this Amendment, the Restricted Stock Unit Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Employee has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, all effective as of the date first above written.

EMPLOYEE NAME

NICOR INC.

By:
Its: